Exhibit 99.2

Vertical Health Solutions, Inc.
Pro Forma Combined Financial Statements and Footnotes

The accompanying pro forma combined financial statements present the historical financial information of Vertical Health Solutions, Inc. (VHS), as adjusted for the planned acquisition of OnPoint Medical Diagnostics, Inc. (OnPoint).  For financial reporting purposes, the business consolidation is to be accounted for as an additional capitalization of OnPoint with OnPoint as the acquirer (reverse merger).  The operations of OnPoint will be the continuing operations of VHS.

The accompanying pro forma combined balance sheet presents the historical financial information of VHS and OnPoint as of December 31, 2010, as adjusted for the merger of OnPoint, accounted for as a reverse merger.

The accompanying pro forma combined statements of operations for the year ended December 31, 2010, combines the historical financial information of OnPoint for the year ended December 31, 2010 with the historical information of VHS for the year ended December 31, 2010 respectively, as if the acquisition had occurred January 1, 2010.

The pro forma combined financial statements have been prepared by management based on the historical financial statements of VHS and OnPoint.  These pro forma combined financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.  The pro forma combined financial statements should be read in conjunction with the historical financial statements of VHS for the year ended December 31, 2010 and with the historical financial statements of OnPoint for the year ended December 31, 2010.

Vertical Health Solutions, Inc.
Pro Forma Combined Balance Sheets
December 31, 2010

	Vertical Health	OnPoint Medical	Pro Forma		Pro Forma
	Solutions, Inc.	Diagnostics, Inc.	Adjustments	Notes	Combined
	(audited)	(audited)	(unaudited)		(unaudited)

ASSETS

Current Assets:
Cash	$4,856	$330,803	$-		$335,659
Prepaid expenses and other current assets	-	24,051	-		24,051

Total current assets	4,856	354,854	-		359,710

Property and equipment, net	-	4,537	-		4,537
Intangible assets, net	-	238,168	-		238,168

Total assets	$4,856	$597,559	$-		$602,415

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$34,901	$73,974	$-		$108,875
Accrued expenses, related parties	41,967	-	(41,215)	1	752
Notes payable	125,000	-	(125,000)	1	-
Accrued interest	-	13,467	-		13,467
Accrued payroll	-	4,682	-		4,682
Current maturities, long term
convertible debt	-	205,625	-		205,625
Total current liabilities	201,868	297,748	(166,215)		333,401

Long term convertible debt, net of current maturities	-	616,875	-		616,875

Total liabilities	201,868	914,623	(166,215)		950,276

Stockholders’ Equity (Deficit):
Common stock	44,476	71,431	133,425	1	8,228
			(176,816)	2
			(64,288)	4
Additional paid in capital	2,771,852	1,862,671	32,790	1	1,895,077
			(3,013,340)	3
			176,816	2
			64,288	4

Accumulated deficit	(3,013,340)	(2,251,166)	3,013,340	3	(2,251,166)

Total stockholders’ equity (deficit)	(197,012)	(317,064)	166,215		(347,861)

Total liabilities and stockholders’ equity (deficit)	$4,856	$597,559	$-		$602,415

Vertical Health Solutions, Inc.
Pro Forma Combined Statement of Operations
For the year ended December 31, 2010

	Vertical Health	OnPoint Medical	Pro Forma		Pro Forma
	Solutions, Inc.	Diagnostics, Inc.	Adjustments	Notes	Combined
	(audited)	(audited)	(unaudited)		(unaudited)

Sales	$-	$-	$-		$-
Cost of goods sold	-	-	-		-
Gross profit	-	-	-		-

Operating expenses:
Selling, general and administrative	80,576	1,109,080	-		1,189,656
Research and development	-	69,815	-		69,815
Total operating expenses	80,576	1,178,895	-		1,259,471

Operating loss before other income and expense	(80,576)	(1,178,895)	-		(1,259,471)

Other income (expense):
Interest income	-	187	-		187
Interest expense	-	(13,690)	-		(13,690)
Total other income (expense)	-	(13,503)	-		(13,503)

Loss before income taxes	(80,576)	(1,192,398)	-		(1,272,974)

Income tax provision	-	-	-		-

Net loss	$(80,576)	$(1,192,398)	$-		$(1,272,974)

Basic and diluted loss per share					$(0.15)

Basic and diluted weighted average number of common
shares outstanding					8,227,869

Vertical Health Solutions, Inc.
Notes to the Pro Forma Combined Financial Statements
(Unaudited)

Note 1 - Basis of Presentation

The accompanying pro forma combined financial statements are presented to reflect the acquisition of OnPoint Medical Diagnostics, Inc. (OnPoint) by Vertical Health Solutions, Inc. (VHS)  with the operations of OnPoint being the continuing operations of the combined entities.  For accounting purposes, the acquisition has been treated as a  recapitalization of OnPoint with OnPoint as the acquirer (reverse acquisition).

The accompanying pro forma combined balance sheet as of December 31, 2010 has been prepared to give effect to the reverse acquisition of OnPoint by VHS as if the acquisition occurred on December 31, 2010.  The accompanying pro forma combined statement of operations combines the historical operations of VHS and OnPoint for the 12 months ended December 31, 2010, as if the acquisition had occurred on January 1, 2010.

Note 2 - Pro forma adjustments

The unaudited pro forma combined financial statements reflect the following pro forma adustments:

1	Prior to the reverse merger, certain VHS liabilities ($166,215) will be converted into shares of VHS common stock totaling 133,425,011.
2	Following the VHS liabilities being converted to VHS stock, VHS will have a 1 for 164 stock split to have only 1,084,756 common shares outstanding immediately prior to the merger closing.
3	As a result of the reverse acquisition, VHS accumulated deficit will be eliminated and offset against additional paid in capital.
4
As part of the reverse acquisition, OnPoint shareholders will receive 7,143,113 shares of VHS stock and, post merger, there will be 8,227,869 shares ($.001 par value) outstanding. All of the common shares ($.01 par value) of OnPoint will simultaneously be retired.